[LOGO]ENTERPRISE
   TM GROUP OF FUNDS



            Q&A FOR SHAREHOLDERS ABOUT THE PROXIES YOU ARE RECEIVING

Q. WHAT IS THE PROXY ABOUT AND HOW DOES IT IMPACT MY INVESTMENT IN THE ENTERPRISE GROUP OF FUNDS?

A. On July 8, 2004, AXA Financial, Inc. acquired The MONY Group Inc. Prior to the merger, subsidiaries of both compa0nies were involved in managing separate mutual fund groups--the recently rebranded AXA Enterprise Multimanager Funds, managed by AXA Equitable Life Insurance Company, and The Enterprise Group of Funds, Inc., managed by Enterprise Capital Management, Inc. Recently, AXA Financial, in conjunction with Enterprise Capital and your Board of Directors, decided to unite both mutual fund groups under one fund family brand called AXA Enterprise.

To accomplish the creation of one fund family, your Board of Directors approved the merger of each Enterprise Fund into a corresponding fund managed by AXA Equitable, subject to shareholder approval. Four separate proxies were mailed to Enterprise Fund shareholders requesting approval. Please be aware that one shareholder may have received up to four proxies. Each one contained a separate and distinct proxy item for which the shareholder is being asked to vote.

At a Shareholder Meeting held on May 24, 2005, shareholders approved the merger of fourteen of the twenty-two Enterprise Funds. The Shareholder Meeting has been adjourned to July 19, 2005 to vote on the proposed mergers of the remaining eight Enterprise Funds.

The remaining proposals are as follows:

PROPOSAL A:
Proposal A relates to the change in the organizational structure of The Enterprise Group of Funds, Inc. from a Maryland corporation to a Delaware statutory trust. This change would be accomplished by merging the following Enterprise Funds (Acquired Fund) into corresponding AXA Enterprise Funds (Acquiring Fund) as shown below:

ACQUIRED FUND                                  ACQUIRING FUND
------------------------------------------------------------------------------------
Enterprise Capital Appreciation Fund           AXA Enterprise Capital Appreciation Fund
Enterprise Equity Fund                         AXA Enterprise Equity Fund
Enterprise High-Yield Bond Fund                AXA Enterprise High-Yield Bond Fund
Enterprise Mergers and Acquisitions Fund       AXA Enterprise Mergers and Acquisitions Fund
Enterprise Small Company Value Fund            AXA Enterprise Small Company Value Fund

PROPOSAL B:
Proposal B relates to the merger of the following Enterprise Fund into an AXA Enterprise Multimanager Fund. In general, the primary purpose of this proposed merger is to consolidate similar or duplicative offerings.

ACQUIRED FUND                        ACQUIRING FUND
--------------------------------------------------------------------------------
Enterprise Technology Fund           AXA Enterprise Multimanager Technology Fund

PROPOSAL C:
Proposal C relates to the merger of the following Enterprise Funds into the AXA Enterprise Growth Fund. The primary purpose of these mergers is to consolidate similar offerings.

ACQUIRED FUND                        ACQUIRING FUND
--------------------------------------------------------------------------------
Enterprise Growth Fund               AXA Enterprise Growth Fund
Enterprise Multi-Cap Growth Fund     AXA Enterprise Growth Fund

Q. WHY IS THE BOARD RECOMMENDING THESE MERGERS?

A. As you might expect, the combination of our two fund families will help us apply a consistent, disciplined process for selecting and monitoring subadvisers across all of our Funds. Equally important, it will allow the Funds to operate more efficiently under a uniform organizational structure. Certain of these proposed mergers would consolidate Funds with similar investment styles and strategies with the goal of creating a more streamlined and competitive fund family.

Q. WHAT WILL THE NEW AXA ENTERPRISE FUND FAMILY LOOK LIKE IF ALL OF THE MERGERS ARE APPROVED?

A. Assuming all of the mergers are approved, the new AXA Enterprise Fund "menu" will consist of 30 mutual fund choices. These choices will offer shareholders three different ways to invest in AXA Enterprise Funds:

o AXA Enterprise  Funds (managed by one  subadviser) - 17 Funds
o AXA Enterprise Multimanager Funds (managed by 2 or more subadvisers) - 9 Funds
o AXA Enterprise Allocation Funds (asset allocation funds that invest in other AXA Enterprise Funds) - 4 Funds

Q. WHO WILL MANAGE MY FUND ONCE THE MERGERS ARE COMPLETED?

A. AXA Equitable, as investment adviser and administrator, will perform the management function for the AXA Enterprise Funds "Acquiring Funds," thereby replacing Enterprise Capital. Information regarding AXA Equitable and each of the Funds' subadvisers is included in the proxy materials.

Q. WHY ARE THE FUNDS  CHANGING  THEIR LEGAL  STRUCTURE  TO A DELAWARE  STATUTORY
TRUST?

A. All of the fund complexes managed by AXA Equitable are organized as Delaware statutory trusts. The Enterprise Group of Funds is currently structured as a Maryland corporation. The change to a Delaware statutory trust will provide a uniform legal structure across all AXA Equitable-managed funds. In addition, Delaware statutory trusts provide somewhat greater flexibility to respond to changes in market or regulatory conditions, that in many cases, benefit shareholders. In recent years, a number of major mutual fund complexes have adopted this structure because of the enhanced flexibility it provides.

Q. HOW WILL MY ENTERPRISE FUND BE IMPACTED BY A MERGER UNDER PROPOSAL A?

A. In preparation for the mergers in connection with Proposal A, AXA Equitable has created new series of AXA Enterprise Funds that are intended to mirror the current investment objectives, strategies, policies and subadvisers of the existing corresponding Enterprise Funds. If shareholders approve these mergers, the assets of each Enterprise Fund will be transferred to the corresponding AXA Enterprise Fund. For all practical purposes, your investment in an Enterprise Fund would not change as a result of this merger.

Q. WHICH SHAREHOLDERS WILL BE ELIGIBLE TO VOTE ON THE MERGERS?

A. Proxy materials will be sent to all Enterprise shareholders of record as of the close of business on May 24, 2005, and these shareholders are entitled to vote by proxy or at the Shareholder Meeting scheduled for July 19, 2005. If you own more than one Enterprise Fund, it is possible that you may receive multiple proxy packages. It is very important to vote the shares of each Enterprise Fund you own. IF YOU HAVE ALREADY VOTED YOUR SHARES, NO FURTHER ACTION IS NECESSARY.

Q. WILL MY OVERALL FUND EXPENSES BE HIGHER AS A RESULT OF THE MERGERS UNDER PROPOSAL A?

A. The sales load structures of the AXA Enterprise Funds and the Enterprise Funds are identical. In addition, it is anticipated that most of the AXA Enterprise Funds' total combined expense ratios (after taking into account fee waivers and expense limitation arrangements that are expected to remain in place through February 28, 2006) will be the same or lower than those of the existing corresponding Enterprise Funds after the mergers. The total combined expenses, however, will be temporarily higher for the Capital Appreciation, Mergers and Acquisitions, and Small Company Value Funds due to the payment of merger-related expenses, all of which are expected to be paid by October 31, 2005.

An important change in connection with the mergers under Proposal A is the adoption of "breakpoints" in the management fees of the AXA Enterprise Funds. The AXA Enterprise Board of Trustees established two goals for the proposed new fee structure. First, they carefully studied industry cost trends, with a goal that proposed fees for most funds would be in line with comparable fund peers. Secondly, they wanted to set these costs through industry-accepted methods. In recent years, the mutual fund industry has gradually moved to adopt "breakpoints" at which management fees decline (as a percentage of assets) as fund assets increase. Additional details about breakpoints are included in the proxy materials.

Q. WHY IS THE ENTERPRISE TECHNOLOGY FUND BEING MERGED INTO A SIMILAR AXA ENTERPRISE MULTIMANAGER FUND UNDER PROPOSAL B?

A. The primary purpose of this proposed merger is to consolidate similar offerings within our two mutual fund families. In addition, in the case of the Enterprise Technology Fund, your Board of Directors and AXA Equitable believe that a multiple-adviser approach offers shareholders additional diversification potential through the unique pairing of manager styles, while seeking the same overall investment objective as the corresponding Enterprise Fund.

Q. HOW WILL MY FUND'S EXPENSES BE IMPACTED UNDER PROPOSAL B?

A. The sales load structures of the AXA Enterprise Multimanager Technology Fund and the Enterprise Technology Fund are identical. However, the management fees and overall expenses of the AXA Enterprise Technology Fund (before and after expense limitation arrangements that are in effect for each Fund) are higher than those of the Enterprise Technology Fund due to the increased complexity and costs associated with a multiple-adviser fund format. A comparison of each Fund's total annual operating expenses are shown in the table below:


                                             FEE COMPARISON*
                         Net Total Annual Fund Operating Expenses as of 10/31/04
                              (as a percentage of average daily net assets)
                               LESS FEE WAIVERS AND EXPENSE REIMBURSEMENTS
--------------------------------------------------------------------------------------------------------
FUND                           SUBADVISER                  CLASS A     CLASS B     CLASS C      CLASS Y
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Enterprise Technology Fund     Fred Alger Management       1.90%       2.45%       2.45%        1.45%
(Acquired Fund)
--------------------------------------------------------------------------------------------------------
AXA Enterprise                 Firsthand Capital           2.15%       2.70%       2.70%        1.70%
Multimanager Technology        Management, RCM
Fund                           Capital Management,
(Acquiring Fund)               Wellington Management
                               Company
--------------------------------------------------------------------------------------------------------
*THE  SALES  LOAD  STRUCTURES  OF THE  ACQUIRED  FUND  AND  ACQUIRING  FUND  ARE  IDENTICAL.


Q. WHAT IS THE PLAN FOR THE ENTERPRISE GROWTH AND THE ENTERPRISE MULTI-CAP GROWTH FUNDS UNDER PROPOSAL C?

A. It is proposed that the Enterprise Growth and Enterprise Multi-Cap Growth Funds be merged into the AXA Enterprise Growth Fund. The Enterprise Growth Fund and the AXA Enterprise Growth Fund have substantially identical investment objectives, policies and strategies. In addition, the Enterprise Multi-Cap Growth Fund and the AXA Enterprise Growth Fund have similar investment objectives, strategies and policies, although they may differ somewhat in their investment approaches. Montag & Caldwell, Inc. currently serves as subadviser to the Enterprise Growth Fund and the Enterprise Multi-Cap Growth Fund and would advise the combined Fund if the merger is approved by shareholders.

Q. WHAT IMPACT WILL THE MERGERS HAVE ON THE EXPENSE RATIO OF THE AXA ENTERPRISE GROWTH FUND?

A. The sales load structures of the AXA Enterprise Growth Fund, the Enterprise Growth Fund and the Enterprise Multi-Cap Fund are identical. It is expected that the net total annual operating expense ratio for each class of shares of the AXA Enterprise Growth Fund will be slightly higher than the Enterprise Growth Fund for the last fiscal year due to the payment of merger-related expenses, all of which are expected to be paid by October 31, 2005. Absent those expenses, it is expected that, in the first full fiscal year following the merger, the net total annual operating expense ratio of the AXA Enterprise Growth Fund will be lower than that of the Enterprise Growth Fund. The lower expense ratio would result primarily from the reduction in management fees paid by the AXA Enterprise
Growth Fund, and is based on the assumption that the Fund's assets do not decline following the merger.

It is expected that the net total annual operating expense ratio of each class of shares of the AXA Enterprise Growth Fund will be lower than that of the corresponding class of shares of the Enterprise Multi-Cap Growth Fund.

A comparison of each Fund's total annual operating expenses (after taking into account fee waivers and expense limitation arrangements that are expected to remain in place through February 28, 2006) are shown in the table below:

                                                     FEE COMPARISON*
                                 Net Total Annual Fund Operating Expenses as of 10/31/04
                                      (as a percentage of average daily net assets)
                                       LESS FEE WAIVERS AND EXPENSE REIMBURSEMENTS
------------------------------------------------------------------------------------------------------------------------
FUND                                         SUBADVISER                    CLASS A       CLASS B      CLASS C    CLASS Y
------------------------------------------------------------------------------------------------------------------------
Enterprise Growth Fund                       Montag & Caldwell, Inc.       1.55%         2.10%        2.10%      1.10%
(Acquired Fund)
------------------------------------------------------------------------------------------------------------------------
Enterprise Multi-Cap Growth Fund             Montag & Caldwell, Inc.       2.00%         2.55%        2.55%      1.55%
(Acquired Fund)
------------------------------------------------------------------------------------------------------------------------
AXA Enterprise Growth Fund                   Montag & Caldwell             1.57%         2.12%        2.12%      1.12%
(Acquiring Fund - estimated expenses**)
------------------------------------------------------------------------------------------------------------------------
*THE  SALES  LOAD  STRUCTURES  OF THE  ACQUIRED  FUNDS AND  ACQUIRING  FUNDS ARE  IDENTICAL.
**THE AXA  ENTERPRISE  GROWTH FUND IS NEWLY  ORGANIZED AND HAS ONLY BEEN IN OPERATION  SINCE JUNE 3, 2005.  THE ESTIMATED
EXPENSES  SHOWN  ASSUME ALL BOTH  MERGERS  INTO THIS FUND ARE  APPROVED.  PLEASE  REFER TO THE PROXY  MATERIALS  FOR MORE
INFORMATION  ABOUT EACH OF THE  SUBADVISERS  AND FOR DETAILED  COMPARISONS  OF FUND  INVESTMENT  OBJECTIVES,  STRATEGIES,
POLICIES, FEES AND EXPENSES.


Q. WHAT IS AN EXPENSE LIMITATION AGREEMENT?

A. To reduce costs typically associated with newer funds that have not yet grown their assets to realize economies of scale, many investment advisers will waive a portion of a fund's total operating expenses that would otherwise be borne by shareholders. Pursuant to separate contracts, Enterprise Capital and AXA Equitable have adopted Expense Limitation Agreements for their respective Funds. These agreements effectively put a "cap" on the total annual operating expenses of selected funds so they do not exceed certain limits.

Q. HOW LONG DO THE FUNDS' EXPENSE LIMITATION AGREEMENTS REMAIN IN PLACE?

A. The Expense Limitation Agreements for the AXA Enterprise Funds expire on February 28, 2006, and may be renewed at the discretion of AXA Equitable and the AXA Enterprise Board of Trustees. It should be noted that fund management fees, including expense limitation agreements, are subject to review and approval by the Board of Trustees on an annual basis. Their evaluation is based on a number of factors, including an in-depth review of industry cost trends, with the goal of keeping each AXA Enterprise Fund competitive with comparable fund peers.

Q. WILL I NEED TO PAY FEES OR TAXES AS A RESULT OF THE MERGERS?

A. No. The mergers will not trigger any sales commission or other fees for shareholders. Also, the mergers are expected to be tax-free transactions for shareholders of the Enterprise Funds and the Acquiring Funds for U.S. federal income tax purposes. However, Enterprise Funds that are slated to merge into other AXA Enterprise Funds under Proposals B and C are scheduled to pay distributions immediately prior to the merger and these distributions may be taxable. Please see information contained in the proxy about fees and expenses of the Acquiring Funds.

Q. WILL I PAY ANY SALES LOADS AS A RESULT OF THE MERGERS?

A. No. The mergers will not trigger any front-end or deferred sales charge. However, Class B and Class C shares of the Acquiring Fund would be subject to the same contingent deferred sales charge, if any, that was in effect immediately prior to the mergers.

Q. HAS MY FUND'S BOARD OF DIRECTORS APPROVED THE MERGERS?

A. Yes. The Board of Directors of The Enterprise Group of Funds unanimously approved the mergers on December 15, 2004 and encourages you to vote in favor of the proposals.


Q. WILL THE SHAREHOLDER SERVICES NUMBER AND ADDRESS CHANGE?

A. No. Our customer service representatives will continue to provide the same quality services that you have been receiving as an Enterprise shareholder even after the proposed mergers occur. Our Shareholder Services number is 1-800-368-3527.

Q. WHERE CAN I FIND MORE INFORMATION ON THE AXA ENTERPRISE MULTIMANAGER FUNDS?

For more information about The Enterprise Group of Funds and the AXA Enterprise Multimanager Funds, log on to our website at www.axaenterprise.com. or contact your financial professional for more information.

Q. WHEN AND WHERE IS THE SHAREHOLDER MEETING BEING HELD?

A. The Shareholder Meeting has been adjourned to July 19, 2005, at 3:00 p.m., Eastern Time, at the offices of AXA Equitable Life Insurance Company, located at 1290 Avenue of the Americas, New York, NY 10104.

Q. IF APPROVED, WHEN WILL THE MERGERS BE COMPLETED?

A. If approved, the mergers are expected to become effective immediately after the close of business on or about July 22, 2005. As a result of each of the mergers, shareholders of each Enterprise Fund will receive shares of the Acquiring Fund as described in Proposals A, B and C. The total value of your new fund shares immediately after the merger will be the same as the total value of the shares you held immediately before the merger. You will be sent a confirmation notice of this transaction immediately following the mergers.

Q. WHAT IF I DECIDE NOT TO VOTE?

A. While voting is not mandatory, we want to ensure that all of our shareholders have their voice heard on important matters affecting their investments. Your vote is very important to us.

Q. HOW DO I VOTE MY SHARES?

A. You can vote your shares by completing and signing the proxy card(s) included in the proxy package that you will receive and mail the completed and signed proxy cards in the postage paid envelope provided. You may also vote by calling the toll-free number printed on your proxy ballot or via the Internet at the Internet address printed on you proxy ballot card. If you have any questions about the proxy materials or the proposed mergers, please call your investment professional or InvestorCONNECT, our proxy specialists, at 1-800-309-2984.